Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Modular Medical, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(4)	457(o)				0.0001381
Fees to be Paid	Other	Units	(5)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$150,000,000.00	0.0001381		$20,715.00

Total Offering Amounts:							$150,000,000.00			20,715.00
Total Fees Previously Paid:
Total Fee Offsets:										9,145.00
Net Fee Due:										$11,570.00

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Offering Note(s)

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder. In addition, pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of our common stock as may be issued from time to time upon exercise or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of our common stock so issued upon exchange.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(2)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(3)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(4)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(5)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(6)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $150,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.

Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Modular Medical, Inc.	(1)	S-3	333-287313	05/15/2025		$9,145.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$59,738,395.00	$
Fee Offset Sources	Modular Medical, Inc.		S-3	333-287313		05/15/2025		Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				9,145.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant hereby offsets the total registration fee of $20,715 due under this registration statement by $9,145, which represents the portion of the registration fee previously paid with respect to $59,738,395 of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-287313) filed by the registrant on May 15, 2025, and declared effective on May 22, 2025, (the “2025 Shelf Registration Statement”). The offering of the unsold securities registered under the May 2025 Shelf Registration Statement has been terminated.